UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM S-1 /A

AMENDMENT NO.2 TO THE

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWERSTORM CAPITAL CORP.

(Exact name of registrant in its charter)

Delaware	4813	45-3733512
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2321 Rosecrans Avenue, Suite 4265

El Segundo, CA 90245

Tel.: (310) 297-6807

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Copies of communications to:

Gregg E. Jaclin, Esq.

Anslow & Jaclin, LLP

195 Route 9 South, Suite204

Manalapan, NJ 07726

Tel. No.: (732) 409-1212

 Fax No.: (732) 577-1188

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	130,000	$0.10	$13,000	$1.77

(1) This Registration Statement covers the resale by our selling shareholders of up to 130,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. The offering price for all the shares being registered will remain fixed for the duration of the offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY , 2013

POWERSTORM CAPITAL CORP.

130,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

The selling security holders are offering 130,000 shares of the Company’s common stock at $0.10 per share.  The aggregate net proceeds that the selling shareholders will receive in this offering assuming all of the shares are sold at the offering price are $13,000.  We will not receive any proceeds from the sale of the shares.  We do not have any agreement with an underwriter.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board (“OTCBB”), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders. The offering price for all the shares being registered will remain fixed for the duration of the offering, The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect..

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

The Selling Stockholders are “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to all shares being offered hereby.

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act or by meeting the conditions of Rule 144(i). Until we cease to be a “shell company”, we will not meet the requirements under Rule 144(i) under the Securities Act and our shareholders will not be able to rely on Rule 144 order to sell their securities.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page [ ] to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: February __, 2013

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Powerstorm” “Company,” “we,” “us” and “our” refer to Powerstorm Capital Corp.

Overview

Powerstorm Capital Corp., a Delaware corporation (“we”, “Powerstorm” or the “Company”) was formed on October 10, 2011. The Company intends to engage in consulting and sourcing services for the emerging telecommunication infrastructure industry, particularly in re-use of decommissioned telecommunication equipment, assembling and reassembling base stations, telecommunication towers and related equipment. The Company will provide around-the-clock assistance and management services for outsourced repair and maintenance needs. We do not currently have any written or oral arrangements to provide services to customers, and do not expect such services to be available until April 2013.

We are a development stage company formed solely for the purpose of consulting with companies engaged in telecommunications infrastructure. We intend to focus our operations on companies located primarily in Asia, South America and western and eastern Europe, as we believe that businesses in these locations would benefit significantly from our ability to provide consulting services within a wide range of markets.

The Company would like to become a public company at this time in order to broaden its opportunities for future access to capital and to gain greater flexibility for its capital, as it finances its growth and further development. We believe that this will help provide the Company a solid financial base on which to build. As a public company, expect to be in a better position to take advantage of available market opportunities as they are presented and to achieve our long term long-term strategy plans for diversification and geographic expansion.

Where You Can Find Us

Our principal executive office is located at 2321 Rosecrans Avenue, Suite 4265, El Segundo, CA 90245 and our telephone number is (310) 297-6807. Our website is http://www.powerstormcapital.com/.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;
•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;
•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Exchange Act.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The Offering

Common stock offered by selling security holders	130,000 shares of common stock. This number represents 0.68% of our current outstanding common stock (1).

1

Common stock outstanding before the offering	19,226,000

Common stock outstanding after the offering	19,226,000 common shares as of February 5, 2013.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 2.

(1)            Based on 19,226,000 shares of common stock outstanding as of February 5, 2013.

2

RISK FACTORS

The Shares are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in our securities. You should carefully consider the risks described below and the other information in this Memorandum before investing in our Shares. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.

Risks Relating to Our Business and Industry

OUR ABILITY TO CONTINUE AS A GOING CONCERN

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. To date, the Company's founders have provided funding for operations until the Company raises sufficient capital to provide for the first-year operating expenses.

WE ARE A DEVELOPMENT STAGE COMPANY AND THIS MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS AND FUTURE PROSPECTS.

We have no operating history upon which to base an evaluation of our business and future prospects.

For financial accounting purposes, our Company is in its development stage so its operations will be subject to all risks inherent in the establishment of a new business. Included in these risks are our limited capital, corporate infrastructure and marketing arrangements. Our management team is experienced but new to its intended field and well supported by industry experts and consultants. Our Company’s total service lines have had no commercial exposure or sales. The likelihood that we will succeed must be considered in light of the problems, expenses, and delays frequently encountered in connection with the development of new businesses.

OUR OFFICERS AND DIRECTORS LACK EXPERIENCE IN PUBLIC COMPANY ACCOUNTING AND PREPARATION OF FINANACIAL STATEMENTS. IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS. AS A RESULT, CURRENT AND POTENTIAL STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING WHICH, IN TURN, COULD HARM OUR BUSINESS AND THE TRADING PRICE OF OUR COMMON STOCK.

We are subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. If we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting at a reasonable assurance level. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our common stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act. As of the date of this prospectus we do not have an estimate of the costs to the company of compliance with the Act.

WE HAVE NO REVENUES TO DATE AND CANNOT ASSURE YOU THAT WE WILL GENERATE ANY REVENUES.

Our Company has generated no revenues to date. Most of the time of our management, and most of our limited resources have and will continue to be spent on startup activities which will include but not be limited to software development, contacting potential customers, establishing several initial customers, partners and business alliances, exploring marketing contacts, performing certain research and development activities, executing, updating and monitoring our business plan and model, selecting professional advisors and consultants and seeking capital for the Company. If we generate no revenues or additional startup capital, this will have a material adverse effect on our Company.

WE WILL NEED SUBSEQUENT FINANCING; HOWEVER, THERE IS NO ASSURANCE THAT WE WILL OBTAIN IT UNDER TERMS THAT ARE AGREEABLE TO US.

Although we anticipate that upon realization and completion of the full amount of this Offering, we will be able to generate additional capital to complete our plans, there cannot be any assurance that this can be accomplished. Consequently, we may determine a need to obtain additional financing which could cause additional dilution to subscribing shareholders to this offering. Should full subscription to this offering not be obtained, the purchasers of the Shares hereby offered may not realize any return on their investment and may be exposed to the loss of all or substantially all of their investment.

3

WE INTEND TO FILE FOR PATENTS, COPYRIGHTS, TRADEMARK AND OTHER IP PROTECTION, BUT THERE IS NO GUARANTEE THAT THESE WILL BE GRANTED.

The Company plans to file and attempt to obtain patent, copyright, trademark or other intellectual property protection for its products. However, even if the Company files required protection applications it may desire to file, there is no assurance that any such protections will be granted or, if granted, that the validity of such protections will not be contested in the courts. Our trademark application was accepted by the Patent and Trademark Office on July 10, 2012, and registered for use on July 24, 2012. The Company or others intend to file additional applications, but there is no assurance that if such additional applications are filed, that any protections will be granted or, if granted, that the validity of such protections will not be challenged in the courts. There are currently no patent or trademark applications pending.

OUR BUSINESS WILL DEPEND UPON OUR ABILITY TO MATCH OUR REFURBISHED EQUIPMENT SUPPLIES WITH APPROPRIATE TELECOMMUNICATIONS OPERATORS’ DEMANDS FOR THE EQUIPMENT AND OUR FAILURE TO DO SO COULD REDUCE OUR NET REVENUE OR INCREASE OUR EXPENSES.

Our success depends on our continued ability to match the equipment needs of telecommunications operators with the supply of refurbished equipment available in the secondary market. Our business will depend upon maintaining business relationships with third parties who can provide us with refurbished equipment and information on available refurbished equipment. Our failure to effectively manage these relationships and match the needs of our customers with available supply of refurbished equipment could damage our ability to generate net revenue. In the event operators decrease the rate at which they de-install their networks, or choose not to de-install their networks at all, it would be more difficult for us to locate this equipment, which could negatively impact our net revenue. Alternatively, if we do not adequately match supply by making equipment purchases in anticipation of sales to our customers that do not materialize prior to the decline in market value of such inventory or obsolescence of such inventory this could result in higher costs to us in the form of future inventory write-downs.

THE MARKET FOR SUPPLYING EQUIPMENT TO TELECOMMUNICATIONS OPERATORS IS COMPETITIVE, AND IF WE CANNOT COMPETE EFFECTIVELY, OUR NET REVENUE AND GROSS MARGINS MIGHT DECLINE.

Competition among companies who supply equipment to telecommunications operators is intense. We currently face competition primarily from three sources: OEMs, distributors and secondary market dealers who sell new and re-used telecommunications infrastructure equipment. If we are unable to compete effectively against our current or future competitors, we may have to lower our selling prices and may experience reduced gross margins and loss of market share, either of which could harm our business.

Competition is likely to increase as new companies enter this market, as current competitors expand their products and services or as our competitors consolidate. Increased competition in the secondary market for telecommunications equipment could also heighten demand for the limited supply of re-used equipment, which would lead to increased prices for, and reduce the availability of, this equipment. Any increase in these prices could significantly impact our ability to maintain our gross margins.

WE DO NOT HAVE MANY FORMAL RELATIONSHIPS WITH SUPPLIERS OF TELECOMMUNICATIONS EQUIPMENT AND MAY NOT HAVE ACCESS TO ADEQUATE PRODUCT SUPPLY.

Currently, we do not have supply contracts in place for us to obtain the telecommunications equipment we will seek to sell and we are dependent on the de-installation of equipment by operators to provide us with much of the equipment we plan to sell. Our ability to buy re-used equipment from operators will dependent on our ability to form relationships with such operators. If we fail to develop and maintain these business relationships with operators or they are unwilling to sell re-used equipment to us, our ability to sell re-used equipment will suffer and as a result, we may not be able to become profitable.

4

THE MARKET FOR REFURBISHED TELECOMMUNICATIONS EQUIPMENT IS RELATIVELY NEW AND IT IS UNCLEAR WHETHER OUR EQUIPMENT AND SERVICE OFFERINGS AND OUR BUSINESS WILL ACHIEVE LONG-TERM MARKET ACCEPTANCE.

The market for refurbished telecommunications equipment is relatively new and evolving, and we are not certain that our potential customers will adopt and deploy refurbished telecommunications equipment in their networks. For example, with respect to refurbished equipment that includes a significant software component, potential customers may be unable to obtain a license or sublicense for the software. Even if they do purchase refurbished equipment, our potential customers may not choose to purchase refurbished equipment from us for a variety of reasons. Our customers may also re-deploy their displaced equipment within their own networks, which would eliminate their need for our equipment and service offerings. These internal solutions would also limit the supply of refurbished equipment available for us to purchase, which would limit the development of this market.

WE MAY FAIL TO CONTINUE TO ATTRACT, DEVELOP AND RETAIN KEY MANAGEMENT AND SALES PERSONNEL, WHICH COULD NEGATIVELY IMPACT OUR OPERATING RESULTS.

We depend on the performance of our executive officers. The loss of our senior management could negatively impact our operating results and our ability to execute our business strategy. In addition, we depend on our sales professionals to serve customers in each of our markets. The loss of key sales professionals could significantly disrupt our relationships with our customers. We do not have “key person” life insurance policies on any of our employees.

Our future success depends on our ability to attract, retain and motivate highly skilled employees. Competition for employees in the telecommunications equipment industry is intense. Additionally, we depend on our ability to train and develop skilled sales people and an inability to do so would significantly harm our growth prospects and operating performance.

OUR BUSINESS MAY SUFFER IF WE ARE NOT SUCCESSFUL IN OUR EFFORTS TO KEEP UP WITH A RAPIDLY CHANGING MARKET.

The market for the equipment and services we sell is characterized by technological changes, evolving industry standards, changing customer needs and frequent new equipment and service introductions. Our future success in addressing the needs of our customers will depend, in part, on our ability to timely and cost-effectively:

o	respond to emerging industry standards and other technological changes;
o	develop our internal technical capabilities and expertise;
o	broaden our equipment and service offerings; and
o	adapt our services to new technologies as they emerge.

Our failure in any of these areas could harm our business. Moreover, any increased emphasis on software solutions as opposed to equipment solutions could limit the availability of re-used equipment, decrease customer demand for the equipment we sell, or cause the equipment we sell to become obsolete.

THE LIFECYCLES OF TELECOMMUNICATIONS INFRASTRUCTURE EQUIPMENT MAY BECOME SHORTER, WHICH WOULD DECREASE THE SUPPLY OF, AND CARRIER DEMAND FOR REFURBISHED EQUIPMENT, OR WHICH COULD INCREASE OUR EXPENSES.

Our sales of refurbished equipment depend upon telecommunications operator utilization of existing telecommunications network technology. If the lifecycle of equipment comprising operator networks is significantly shortened for any reason, including technology advancements, the installed base of any particular model would be limited. This limited installed base would reduce the supply of, and demand for, re-used equipment, which could decrease our net revenue. Additionally, to the extent that lifecycles for telecommunications equipment are shortened, equipment we hold in anticipation of future sales may, to an accelerating degree, become less valuable or obsolete and subject to an inventory write-down, which would increase our expense levels.

5

MANY OF OUR CUSTOMERS WILL BE TELECOMMUNICATIONS OPERATORS THAT MAY AT ANY TIME REDUCE OR DISCONTINUE THEIR PURCHASES OF THE EQUIPMENT WE SELL TO THEM.

If our customers choose to defer or curtail their capital spending programs, it could have a negative impact on our sales to those telecommunications operators, which would harm our business. A significant portion of our customers are emerging telecommunications operators who compete against existing telecommunications companies. These new participants only recently began to enter these markets, and many of these operators are still building their networks and rolling out their services. They require substantial capital for the development, construction and expansion of their networks and the introduction of their services. If emerging operators fail to acquire and retain customers or are unsuccessful in raising needed funds or responding to any other trends, such as price reductions for their services or diminished demand for telecommunications services in general, then they could be forced to reduce their capital spending programs.

DEFECTS IN THE EQUIPMENT WE EVENTUALLY SELL MAY SERIOUSLY HARM OUR CREDIBILITY AND OUR BUSINESS.

Telecommunications operators require a strict level of quality and reliability from telecommunications equipment suppliers. Telecommunications equipment is inherently complex and can contain undetected software or hardware errors. Upon commencement of our business operations, if we deliver telecommunications equipment with undetected material defects, our reputation, credibility and equipment sales could suffer. Moreover, because the equipment we sell is integrated into our customers’ networks, it can be difficult to identify the source of a problem should one occur. The occurrence of such defects, errors or failures could also result in delays in installation, product returns, product liability and warranty claims and other losses to us or our customers. Furthermore, we expect to supply most of our customers with warranties that cover the equipment we offer. While we may carry insurance policies covering these possible liabilities, our insurance may not provide sufficient protection should a claim be asserted against us. A material product liability claim, whether successful or not, could be costly, damage our reputation and distract key personnel, any of which could harm our business.

OUR QUARTERLY NET REVENUE AND THE PRICE OF OUR STOCK MAY BE NEGATIVELY IMPACTED BY THE SEASONAL PURCHASING PATTERNS OF OUR CUSTOMERS.

Our quarterly net revenue may be subject to the seasonal purchasing patterns of our customers, which may occur as a result of our customers’ annual budgetary, procurement and sales cycles. If our quarterly net revenue fails to meet the expectations of analysts due to those seasonal fluctuations, the trading price of our common stock could be negatively affected.

6

OUR ABILITY TO MEET CUSTOMER DEMAND AND THE GROWTH OF OUR NET REVENUE COULD BE HARMED IF WE ARE UNABLE TO MANAGE OUR INVENTORY NEEDS ACCURATELY.

We do not currently provide services to customers. To meet anticipated customer demand in the future, we believe it is necessary to maintain or increase some levels of inventory. Failure to maintain adequate inventory levels in these products could hurt our ability to make sales to our customers. In the past, we have experienced inventory shortfalls on certain high demand equipment, and we cannot be certain that we will not experience such shortfalls again in the future, which could harm our ability to meet customer demand. Further, rapid technology advancement could make portions of our existing inventory obsolete and cause us to incur losses. In addition, if our forecasts lead to an accumulation of inventories that are not sold in a timely manner, our business could suffer.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue. Specifically, the Company, while in the development stage, is proceeding with its business plan by seeking smaller projects to generate positive customer support and build experience and a solid number of jobs that we have completed. The Company has taken certain steps in furtherance of this business plan and has started to advertise and market with online referral websites.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Associated with Our Securities

THERE IS NO CURRENT TRADING MARKET FOR OUR COMMON STOCK, AND THERE IS NO ASSURANCE OF AN ESTABLISHED PUBLIC TRADING MARKET, WHICH WOULD ADVERSELY AFFECT THE ABILITY OF OUR INVESTORS TO SELL THEIR SECURITIES IN THE PUBLIC MARKET.

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. There is no guarantee that any exchange or quotation system will permit our common stock to be listed and traded. If we fail to obtain a listing on a stock exchange, we may seek quotation on the OTC Bulletin Board. FINRA has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the SEC. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than stock exchanges. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade our shares, could depress the trading price of our ordinary shares and could have a long-term adverse impact on our ability to raise capital in the future.

7

OUR SECURITIES ARE RESTRICTED SECURITIES WITH LIMITED TRANSFERABILITY.

Our securities should be considered a long-term, illiquid investment. Our common stock has not been registered under the Act, and cannot be sold without registration under the Act or any exemption from registration. In addition, our common stock is not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely find it difficult to liquidate an investment.

THE PRICE OF OUR COMMON STOCK COULD BE VOLATILE AND COULD DECLINE FOLLOWING THIS OFFERING AT A TIME WHEN YOU WANT TO SELL YOUR HOLDINGS.

Numerous factors, many of which are beyond our control, may cause the market price of our ordinary shares to fluctuate significantly. These factors include:

•	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;
•	changes in financial estimates by us or by any securities analysts who might cover our stock;
•	speculation about our business in the press or the investment community;
•	significant developments relating to our relationships with our customers or suppliers;
•	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;
•	demand for our products;
•	investor perceptions of our industry in general and our company in particular;
•	the operating and stock performance of comparable companies;
•	general economic conditions and trends;
•	major catastrophic events;
•	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;
•	changes in accounting standards, policies, guidance, interpretation or principles;
•	loss of external funding sources;
•	sales of our common stock, including sales by our directors, officers or significant shareholders; and
•	additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. For example, from October 2008 until June 2009, securities markets in the United States and throughout the world experienced a historically large decline in share price. These market fluctuations may adversely affect the price of our ordinary shares and other interests in our company at a time when you want to sell your interest in us.

WE MAY BE SUBJECT TO PENNY STOCK REGULATIONS AND RESTRICTIONS AND YOU MAY HAVE DIFFICULTY SELLING OUR COMMON STOCK.

The SEC has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock” we may become subject to Rule 15g-9 under the Exchange Act (the “Penny Stock Rule”). This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

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For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

Because we are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act or by meeting the conditions of Rule 144(i). Until we cease to be a “shell company”, we will not meet the requirements under Rule 144(i) under the Securities Act and our shareholders will not be able to rely on Rule 144 order to sell their securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

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DILUTION

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of 130,000 shares of our common stock held by 25 shareholders.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of February 5, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owed after Offering
Andrew Karigan	5,000	5,000	0	0%
Catherine Girard	5,000	5,000	0	0%
Christy Albeck	5,000	5,000	0	0%
Dorian Bilak	5,000	5,000	0	0%
Frances Bilak	5,000	5,000	0	0%
T. Hale Boggs	5,000	5,000	0	0%
John Cobb	5,000	5,000	0	0%
Yukyon Choi	5,000	5,000	0	0%
Stefan Pruteanu(1)	5,000	5,000	0	0%
LiviaPruteanu(2)	5,000	5,000	0	0%
Patrick Del Duca	5,000	5,000	0	0%
Stefanie Magidson	5,000	5,000	0	0%
Susan Blair	5,000	5,000	0	0%
The Yuka I. & Daniel R. Kimbell	5,000	5,000	0	0%
Thomas Mercurio	5,000	5,000	0	0%
Rich Sootkoos	5,000	5,000	0	0%
Soke Yin Foong	5,000	5,000	0	0%
Richard Clemmer	5,000	5,000	0	0%
Anslow & Jaclin, LLP (3)	21,000	21,000	0	0%
Donna Bonfiglio (3)	2,000	2,000	0	0%
Eric Stein (3)	3,000	3,000	0	0%
Jennifer Zammit (3)	2,000	2,000	0	0%
Bella Zaslavsky (3)	2,000	2,000	0	0%
Gajalt Rutte	5,000	5,000	0	0%
Stephen Fryer	5,000	5,000	0	0%
TOTAL	130,000	130,000	0	0%

(1)	Stefan Pruteanu is the father of Anamaria Pruteanu, our Chief Executive Officer.
(2)	Livia Pruteanu is the mother of Anamaria Pruteanu, our Chief Executive Officer.
(3)	Shares issued pursuant to an agreement for legal services in connection with this offering between the Company and Anslow & Jaclin, LLP, dated October 28, 2011.

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There are no agreements between the Company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share. Prior to being quoted on the OTC Bulletin Board, stockholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10. The offering price for all the shares being registered will remain fixed for the duration of the offering. The selling security holders are “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the shares being offered by them.

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act.

Section 4(1) of the Securities Act exempts “transactions by any person other than an issuer, underwriter, or dealer” from the registration requirements of the Act. The term “underwriter” is defined in Section 2(11) of the Securities Act as “any person who has purchased from an issuer with a view to, or offers or sells for an issuer in connection with, the distribution of any security, or participates or has a direct or indirect participation in any such undertaking, or participates or has a participation in the direct or indirect underwriting of any such undertaking.”

Rule 144 under the Securities Act creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. Because we are currently a “shell company,” the special provisions of Rule 144(i), in addition to the other requirements of the Rule, must be satisfied. Under Rule 144(i):

If an issuer has ceased to be a “shell company,” has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer a shell company, then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.

Unless or until we are able to satisfy the special requirements of Rule 144(i), the “safe harbors” provided under Rule 144 will be inapplicable in connection with any re-sale of the securities offered under this Prospectus.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who are deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $41,501.49.

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Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized share capital consists of 300,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of February 5, 2013, an aggregate of 19,226,000 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of blank check preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Rule 144 Restrictions on Resale

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement.

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DISCRIPTION OF BUSINESS

Corporate History and Background

Powerstorm Capital Corp., a Delaware corporation (“we”, “Powerstorm” or the “Company”) was formed on October 10, 2011. The Company intends to engage in consulting and sourcing services for the emerging telecommunication infrastructure industry, particularly in re-use of decommissioned telecommunication equipment, assembling and reassembling base stations, telecommunication towers and related equipment. The Company will provide around-the-clock assistance and management services for outsourced repair and maintenance needs.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. In addition, to date we have limited operating history for investors to evaluate the potential of our business development. As such, we have not built our customer base or our brand name. We do not currently have any written or oral arrangements to provide services to customers, and do not expect such services to be available until April 2013. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we will either have to suspend or cease our expansion plans entirely.

Our Business

We are a development stage company formed for the purpose of identifying and consulting with companies operating in the telecommunications infrastructure space, sourcing and operating telecommunications infrastructure equipment, and assisting emerging telecommunications operations with repair and maintenance services. To date, we have not entered into any discussions or negotiations with any targeted companies we would intend to consult. We intend to focus on targets located primarily in Asia, South America and west and Eastern Europe, as we believe that businesses with operating history and growth potential in these locations would benefit significantly from the use of our wide range of consulting services.

Build On Our Strong Relationships with Major Wireless Carriers

Our strategy is to capitalize on the continued increase in the use of wireless communication services and the infrastructure requirements necessary to deploy current and future generations of wireless communication technologies.

We will focus our sourcing and consulting plans on following three segments of the telecom infrastructure market:

1.	New and refurbished telecom equipment

2.	Spare part and asset management solutions

a.	We expect that the continued growth of subscribers for wireless personal communications and phone services will require wireless carriers to add a significant number of additional cell sites to maintain the performance of their networks in the areas they currently cover and to extend service to areas where coverage does not yet exist. In addition, we believe that as data wireless services, such as email, internet access and video, are deployed on a widespread basis, the deployment of these technologies will require wireless carriers to further increase the cell density of their existing networks, may require an overlay of new technology equipment, and may increase the demand for geographic expansion of their network coverage.

3.	Telecom Tower and Hybrid Power Solutions

a.	Telecom Tower business is making news lately for the explosive growth and exponential investments involved. It requires a lot of investment to survive and the smaller companies are finding it difficult. There has been some consolidation, which actually takes place and what offers Powerstorm Capital Corporation a great timely opportunity to expand its global expansion vision.
b.	To meet this demand, we believe wireless carriers will continue to outsource their tower infrastructure needs as a means of improving existing service coverage, implementing new technology, accelerating access to their markets and preserving capital, rather than constructing and operating their own towers and maintaining their own tower service and development capabilities.

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Competition

The market for our consulting service offerings is highly competitive. We believe that the trends toward greater demand for telecommunications services, increasing global deregulation and rapid technology advancements characterized by shortened product lifecycles will continue to drive competition in our industry for the foreseeable future. Increased competition may result in price reductions, lower gross margins and loss of our market share. This is due to the fact that we would expect the cost of goods to be more expensive, while the marketability of such products will be decreased due to the increase in suppliers.

Increased competition in the secondary market for telecommunications equipment could also heighten demand for the limited supply of de-installed equipment, which would lead to increased prices for, and reduce the availability of, this equipment. Any increase in these prices could significantly impact our ability to maintain our gross margins. Any reduction in the availability of this equipment could cause us to lose customers.

We will face competition primarily from original equipment manufacturers, distributors and secondary market dealers that provide consulting services as part of their business. Many of these competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of customers. These competitors are also likely to enjoy substantial competitive advantages over us, including the following:

•	ability to devote greater resources to the development, promotion and sale of their equipment and related services;
•	ability to adopt more aggressive pricing policies than we can;
•	ability to expand existing customer relationships and more effectively develop new customer relationships than we can, including securing long term purchase agreements;
•	ability to leverage their customer relationships through volume purchasing contracts, and other means intended to discourage customers from purchasing products from us;
•	ability to more rapidly adopt new or emerging technologies and increase the array of products offered to better respond to changes in customer requirements; or product lines;
•	ability to implement more effective electronic commerce solutions; and
•	ability to form new alliances or business combinations to rapidly acquire significant market share.

There can be no assurance that we will have the resources to compete successfully in the future or that competitive pressures will not harm our business.

Key Media Management

On October 22, 2011, we entered into a management agreement with Key Media Management, Inc. (“Key Media”) (the “Management Agreement”). Key Media’s principal is Michel J. Freni, our Chairman. Pursuant to the Management Agreement, Key Media will provide us with advice and consulting services related to going public, management, marketing management, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition.

We have agreed to pay Key Media an annual non-recoupable fee of 120,000 € (or approximately$153,300), payable in one or more installments. The first payment due to Key Media will be payable no later than after we are able to successfully become a publicly reporting company, as well as our ability to raise in excess of $1,000,000.

The Management Agreement shall terminate on December 31, 2013, but may be terminated by either party after five (5) business days after providing written notice of such termination.

A copy of the Management Agreement is attached hereto as Exhibit 10.1.

Employees

As of May 16, 2012, the Company has 3 employees, consisting of our Chief Executive Officer, Anamaria Pruteanu , our President, Chief Financial Officer and Chairman, Michel J. Freni, and our Vice President, Sherry Li.

Plan of Operation

Powerstorm is an emerging growth business focusing on the needs of emerging countries and aiming to provide lower operating expense opportunities for telecommunication operators. Our financial plan has been prepared to provide a financial overview of our projections for the consulting repair business.

In the next 12 months, we aim to increase our revenue growth by entering into arrangements to provide advisory services to customers and through the use of effective cost management and planning tools. The funds we raise are intended to support our operating expenses for the first year.

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The success of our business plan is based on the following assumptions:

•	Our repair consulting services will be in high demand within the telecom market segment we are operating in with both short and long time perspectives.
•	The ability to hold a leading position against competitors, due to unique services and the personal and multilingual approach we offer to customers.
•	Hands-on consulting services to meet customer needs .
•	The ability to fund our operations and make payments on our financial obligations, such as our agreement pay Key Media a certain fee once we are able to raise an excess of $1 million.

We have commenced limited operations and will require additional capital to recruit personnel to operate the business and to implement our business plan.

Over the next 12 months, our business will be generated through our management’s network of global Telecom Infrastructure Network Partners and external consultants. We plan to initiate marketing efforts through a variety of venues for our future business, including trade associations, networking events and international exhibitions. In the next 12 months, the Company will attend, for the first time, the GSMA Mobile World Congress, considered to be the world's largest exhibition, conference and networking event for leading mobile operators, device manufacturers, and technology innovators.

Powerstorm will provide sourcing, consulting and repair on demand services for the telecom infrastructure equipment industries (operators) due to the growing trends across the European, Middle East, and African region to outsource all network maintenance services.

Milestones for Repair Center Emerging Countries

•	March 2013 – Starting our business with the first order.
•	April 2013 – The Company should be prepared and organized to handle large orders, over 100-200 units per month and deliver fast services.
•	June 2013 – We intend to hire 2 skilled sales person to expand our client base; we intend to be capable of handing orders of any size by June 2013.

Operational Planning Activities

Over the next 12 months, we plan to:

•	Establish Local Representative/Representatives
•	Establish Operating Facilities
•	Manpower Training & Establishing Strict Repair Guidelines
•	Recruit Team Leaders
•	Train Local Labor to International Standards
•	Finalize Repair and Reporting Guidelines for Major Equipment Verticals
•	Successfully Repair and Test Samples from All Major Equipment Verticals
•	Official Opening – and First Deals
•	Expansion in Capacity, Equipment Repair Variety

Establish Local Representative/Representatives

The Company intends to hire individuals who have good local influence and experience in business as a local representative within the emerging growth countries. They will handle all on the ground activities for the Company including set up and permits, and oversee operations. It is our intention that the individual will be either employed by the Company or contracted in a partnership agreement.

Establish Operating Facilities (after 6 to 9 months of operation)

There are two options for establishing the operating facilities for the Company:

•	Option 1:
o	Identify / acquire a local repair company.
o	Advantages: Existing local permits, buildings, utilities, manpower, know-how and also existing clients.

•	Option 2:
o	Rent / Build it near a warehousing complex.
o	Advantages: Liberty to design everything from scratch. Transportation infrastructure and utilities will already be available near a warehousing area.

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Repair Facility Plant:

We would like to establish a repair facility plant large enough to accommodate large volumes, according to studies of market demand, and existing competitor capacity. It will be located near transportation and warehousing facilities.

All necessary equipment will be bought as per market research and after coordinating with some repair experts.

We will maintain the possibility of future expansion via building or renting adjacent annexes.

Our repair facilities will be able to offer faster repair times than the original equipment manufacturers by establishing locations in various time zones overseas, giving us an edge to the local competitors.

We intend to offer the types of working conditions to attract and retain qualified manpower from our competitors without having to pay top salaries.

Optimized Warehousing Strategy

•	Small orders housed on premises for easy access and decreased repair times. Onsite warehousing space will be directly proportional to the monthly repair capacity.
•	Large orders housed in outsourced rented warehouses near our repair facility.
•	During crowded periods of the year, when more deals are closed at the same time, shipments from clients can be split into more batches thus warehousing costs will be optimized.
•	Future expansion is possible. Warehousing space will be extended as orders grow to twice the capacity by adding adjacent annexes.
•	Advantages of onsite factory warehouse:
•	Reduced security cost, since factory security can be used for the warehouse as well, faster access, better control of equipment, rigorous packing.

Manpower Training & Establishing Strict Repair Guidelines

Our staff will consist of 1-3 qualified team leaders with vast experience from professional original equipment manufacturer repair labs, recruited from Europe or Africa. During the training period, these individuals will be hired as project based employees.

During the first three months the team leaders will organize the teams based on equipment segment and will ensure detailed training on repair procedures and reports are developed. Also local engineers will be trained to work at Western European Standards.

Based on performance new local head engineering will be trained. After 3 months the team leaders will complete the hand-over of responsibility to the local engineers, without any loss in repair quality and work procedures.

One of the initial team leaders to be retained on a project-based contract to do regular checks every 6 months.

Estimated Costs of Operations

We believe that we will need an estimate of $250,000 in order to ensure that our operations are funded for the next 12 months. Our budget includes $50,000 for the expense of an administrative assistant, $80,000 toward travel, lodging and costs in the development of our business operations, $85,000 for spare part management and software development, and $35,000 for various administrative expenses.

During the next 12 months, Powerstorm will only hire Consultants and Engineering services on project-by-project basis. At this time, Company management will not be receiving a salary and will only be compensated for their travel and other related expenses.

In the next 12 months if the Company is unable satisfy its cash requirements our major shareholders have indicated they are willing to provide additional funds to the Company to cover any shortfalls, although there is no written agreement or guarantee.

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DESCRIPTION OF PROPERTY

We currently operate from our leased corporate offices, located at 2321 Rosecrans Avenue Suite 4265, El Segundo, California. Our lease provides for a term of two (2) years, commencing from January 1, 2012. The lease provides for rent payments of $1,189.85 per month for the first year of our lease, and $1,225.55 per month for the second year of our lease.

Intellectual Property

We have applied for various trademarks with the U.S. Patent and Trademark office relating to the types of services we provide. The application was for the mark “POWERSTORM”, as a service mark for consulting in the field of maintenance and repair of telecommunications networks, apparatus, and instruments, in the field of voice, data and documents via telecommunication networks. The mark consists of standard characters without claim to any particular font, style, size, or color. Our trademark application was accepted by the Patent and Trademark Office on July 10, 2012, and registered for use on July 24, 2012.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which Powerstorm is a party or in which any director, officer, or affiliate of Powerstorm, or any owner of record or beneficially of more than 5% of any class of voting securities of Powerstorm, or any other security holder is a party adverse to Powerstorm or has a material interest adverse to Powerstorm. Powerstorm’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 30 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We currently have not issued any stock options.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following discussion is intended to assist you in understanding our business and results of operations together with the Company’s present financial condition. This section should be read in conjunction with our historical combined and consolidated financial data included elsewhere in this Memorandum. Statements in the Company’s discussion may be forward-looking statements. These forward-looking statements involve risks and uncertainties. The Company cautions that a number of factors could cause future production, revenues and expenses to differ materially from our expectations. Please see “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Powerstorm Capital Corporation is a development stage company formed for the purpose of identifying and consulting with companies related to telecommunications infrastructure, sourcing and operating telecommunications infrastructure equipment, and assisting emerging telecommunications operations with repair and maintenance services. We do not currently have any written or oral arrangements to provide services to customers. We intend to focus on targets based primarily in Asia, South America, and Europe for two reasons. First, we believe that businesses with an operating history and growth potential in these locations would benefit significantly from access to our ability to provide our consulting services in a wide variety of markets. Second, companies in emerging markets may offer the potential of capital appreciation as those markets experience economic growth.

Our Strategy

We intend to capitalize on the continued increase in the use of wireless communication services and the resulting infrastructure requirements for current and future generations of wireless communication technologies. To that end, we are focusing on three segments of the telecom infrastructure market:

•	New and refurbished telecom equipment
•	Spare part and asset management solutions
•	Telecom tower and hybrid power solutions

Due to the continued increase in subscribers for wireless personal communication and phone services, we expect wireless carriers will need to add a significant number of cell sites to maintain the performance of their networks in the areas they currently cover and to extend service to new markets. In addition, we believe that as wireless data services, such as e-mail, Internet access, and video, are deployed on a widespread basis, wireless carriers will need to augment the cell density of their existing networks. The widespread deployment of those services also may necessitate an overlay of new technology equipment and increase the demand for geographic expansion of network coverage.

The telecom tower business in particular is experiencing explosive growth, requiring substantial investment. Smaller companies are finding it difficult to commit the necessary resources. We believe that, rather than constructing and operating their own towers and maintaining their own tower service and development capabilities, wireless carriers increasingly will outsource their tower infrastructure needs in order to improve existing service coverage, implement new technology, accelerate access to their markets, and preserve capital. We see a clear market opportunity and growth for Powerstorm to address these needs if we can acquire and integrate the right mix of companies to complement our expertise in telecommunications infrastructure.

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Results of Operations

	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012	From October 10, 2011 (Inception) Through September 30, 2012
Revenues	$-	$-	$-
Total operating expenses	12,559	49,612	75,073

Net loss	$(12,559)	$(49,612)	$(75,073)

For the Three and Nine Months Ended September 30, 2012

Revenues

We are still in our development stage and have generated no revenues to date.

Operating Expenses

We incurred total operating expenses of $12,559 and $49,612 for the three and nine months ended September 30, 2012, respectively. These expenses primarily consisted of general and administrative expenses incurred in connection with the day-to-day operation of our business, the preparation of our periodic reports, and stock-based compensation to third-party providers for legal and consulting services received. The expenses were mainly due to audit and accounting fees of $6,008 and $21,883, respectively; rent expense of $4,588 and $12,345, and stock-based compensation of $0 and $5,100 for the three and nine months ended September 30, 2012, respectively.

Net Loss

We incurred a net loss in the three and nine months ended September 30, 2012 of $12,559 and $49,612, respectively. Our accumulated loss since inception through September 30, 2012 was $75,073. We are in the start-up phase of our proposed business operations.

From October 20, 2011 (Inception) through the Year Ended December 31, 2011

Revenues

For the period from October 10, 2011 (Inception) to December 31, 2011, we generated no revenues.

Operating Expenses

We incurred total operating expenses of $25,461 for the period since inception on October 10, 2011 to December 31, 2011, which consisted of general and administrative expenses. Our general and administrative expenses were comprised of $15,113 in stock-based compensation to our founders and third-party service providers, $8,750 in legal fees, and $1,598 in other general and administrative expenses. The legal fees were primarily incurred in connection with the preparation and filing of the registration statement with the SEC.

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Net Loss

We had a net loss of $25,461 for the period from October 10, 2011 (Inception) to December 31, 2011 due to incurred operating expenses and no revenues.

Liquidity and Capital Resources

Our financial condition for the nine months ended September 30, 2012 and the period from inception to December 31, 2011 are summarized as follows:

Working Capital:

	September 30, 2012	December 31, 2011
Current assets	$1,596	$2,800
Current liabilities	(41,115)	(1,075)
Working capital (deficit)	$(39,519)	$1,725

Cash Flows:

	For the nine months ended September 30, 2012	For the period from inception to December 31, 2011
Cash used in operating activities	$(40,708)	$-
Cash used in investing activities	(7,367)	-
Cash provided by financing activities	49,065	-
Net increase in cash	$990	$-

We are a development stage company and have incurred an accumulated loss of $75,073 since inception. Powerstorm has negative working capital of $39,519 at September 30, 2012, which is not sufficient to finance its business plan for the next twelve months.  Our independent auditors have issued an audit opinion for us for the financial statements ended December 31, 2011 and the period than ended, which includes a statement expressing substantial doubt as to our ability to continue as a going concern due to our limited liquidity and our lack of revenues.

We have minimal operating expenses at the present time due to our limited business activities. To date, our founders have provided funding for our operations. We will, however, be required to raise additional capital over the next twelve months to meet our current administrative expenses.

We are planning to obtain financing either through the issuance of equity or debt. To the extent that funds generated from any private placements, public offerings, and/or bank financings are insufficient, we will have to raise additional working capital through other sources.

We didn’t have sufficient resources to effectuate our business plan from October 10, 2011 (Inception) through the quarter ended September 30, 2012. We expected to incur a minimum of $55,000 in expenses during the next 12 months of operations. We believe that we will need to raise $250,000 in order to ensure that our operations are funded for the next 12 months.

We indicated that we would have to raise the funds to pay for these expenses. We may have to borrow money from founders or shareholders, issue debt or equity, or enter into a strategic arrangement with a third party. There is no assurance that we will secure additional capital. There currently are no agreements, arrangements, or understandings that would enable Powerstorm to obtain funds through bank loans, lines of credit, or any other source. If we are unable to raise funds for acquisitions it will have a severe negative impact on our ability to execute our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to select appropriate accounting policies and to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses.

Estimates

In preparing our financial statements, we make estimates and assumptions that affect the accounting for and recognition and disclosure of assets, liabilities, equity, revenues and expenses. We must make these estimates and assumptions because certain information that we use is dependent on future events, cannot be calculated with a high degree of precision from data available or simply cannot be readily calculated based on generally accepted methods. In some cases, these estimates are particularly difficult to determine and we must exercise significant judgment. We periodically evaluate our estimates and judgments that are most critical in nature. We believe that the following discussion of critical accounting policies address all important accounting areas where the nature of accounting estimates or assumptions is material due to the levels of subjectivity and judgment. Actual results could differ materially from the estimates and assumptions that we use in the preparation of our financial statements.

Intangible Assets

The Company’s intangible assets consist of trademarks with an indefinite life. The Company capitalizes the filing and legal fees related to the trademark registrations, which totaled $4,150 and $2,925 as of September 30, 2012 and December 31, 2011, respectively. The Company reviews its indefinite-lived intangible assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. The Company assesses recoverability by reference to future cash flows from the products underlying these intangible assets. If these estimates change in the future, the Company may be required to record impairment charges for these assets. As of September 30, 2012, no impairment was recorded.

Stock-Based Compensation

The Company expenses the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the service period, in accordance with FASB ASC Topic 718.

Equity instruments issued to parties other than employees for acquiring goods or services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

Recent Accounting Pronouncements

The Company does not expect adoption of the new accounting pronouncements will have a material effect on the Company’s financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names, ages, positions and dates of appointment of our directors and executive officers.

Name	Age	Position	Date Appointed
Anamaria Pruteanu	46	Chief Executive Officer	October 10, 2011
Michel J. Freni	61	President, Chief Financial Officer and Chairman of the Board	October 10, 2011
Sherry Li	45	Vice President and Director	October 10, 2011

The business background and descriptions of the newly appointed directors and officers are as follows:

Anamaria Pruteanu – Chief Executive Officer. Ms. Pruteanu holds a Bachelor of Science in Economics from the University of Utah and a Global Executive MBA from the Georgetown University McDonough School of Business. As CEO, she is responsible for spearheading and managing the growth of Powerstorm. She has an entrepreneurial and innovative management style, a strong vision for growth and profitability, and great intuition for identifying trends and new markets. Since 2008, Ms. Pruteanu has served as the Chief Executive Officer of Telco Dynamics,  where she oversees various aspects of the telecommunication business including product acquisition, sales, marketing, new business development, public relations, logistics, engineering, operations, human resources, finance, and inventory control. Prior to 2008, Ms. Pruteanu ad worked for ERS Communications in Marina del Ray, California

Anamaria has over a decade of experience as a senior executive in the global telecommunications infrastructure industry involved in sales, marketing, and strategic dealings. She understands global telecom, both in the Western world and emerging markets, and is adept at navigating regulatory and licensing requirements worldwide. Anamaria has significant experience in supporting the deployment and maintenance of network infrastructure in a variety of markets, and she has negotiated transactions with multinational entities and governmental authorities. Powerstorm benefits greatly from her business network, which stretches across multiple continents.

Anamaria is fluent in English, Spanish, French, Italian, and Romanian, and has a good understanding of other European languages. She is accustomed to working in and managing multi-cultural and multi-lingual environments.

On a personal level, Anamaria actively supports Blue Heron Foundation, an organization dedicated to improving the quality of life of Romania’s orphaned and abandoned children.

Michel J. Freni – Chairman of the Board of Directors President, and Chief Financial Officer. Mr. Freni holds a Bachelor of Marketing (NIMA) from ISW Amsterdam. In addition to his position at Powerstorm, he currently serves as President and chairman of the Board of BoardPower Inc. since 2009, and is a Founder and Chairman of the Board of AmKoDiA (American Korean Digital Avenue), a privately held entrepreneurial start-up fund. Since 1994, he has been the President and Chairman of KeyMedia Management, Inc., a Hong Kong based consulting company. He is an innovative corporate development specialist and strategic architect and investor with more than 20 years of proven success in a variety of global markets and industries, including consumer electronics, media, entertainment, and telecom. He serves several start-up and mid-sized companies as an advisor or board member, including his position as a director of Commodore International (CDRL), a public company, from 2005 through 2006 and chairman of the board of BoardPower, Inc. since 2009.

BoardPower, Mr. Freni’s latest endeavor, is an advisory firm that serves as the external thinking partner for CEOs and other executives. As President, Mr. Freni counsels CEOs by exploring sensitive issues in a confidential setting, asking questions in a spirit of curiosity and openness, and providing practical suggestions based on real-world corporate experience.

Previously, Mr. Freni was Chairman of the Board of Commodore International, a consumer electronics company. During his tenure, Commodore successfully raised $25 million in a PIPE offering; merged two Dutch companies in a cross-border reorganization, emerging as an OTC-listed company; and increased market share by 100%.

Mr. Freni currently lives and works in the United States. He is fluent in English, Dutch, and German.

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Sherry Li – Director and Vice President, Global Marketing and New Product Development. Ms. Li holds a Master’s in Marketing Communications from the University of Wisconsin-Madison, and a BA in Journalism with a minor in Business Administration from National Chengchi University in Taiwan. She is responsible for leading the effort to drive brand growth and equity through strategic global marketing initiatives as well as by identifying new market opportunities, driving product development, increasing brand profitability and developing an overall growth strategy for the company. Throughout her career of over 20 years, Ms. Li has played an integral role in the marketing and growth strategies of several successful technology companies. From 2005 through 2007 she worked as the manager of mobile entertainment for Sony Pictures Entertainment. Prior to her work with Sony, she was the business account manager for Verizon Wireless from 2003 to 2005. In the past five years she has served as an independent contractor for all aspects of worldwide marketing within the telecom infrastructure industries and as an independent contractor for Powerstorm since 2007.

Corporate Governance

Family Relationships

Our Chief Executive Officer, Anamaria Pruteanu, is married to our President, Chief Financial Officer and Director, Michel J. Freni.

Employment Agreements

Sherry Li received an award of 15,000 shares as a signing bonus to join the Company. None of our executive officers or directors has entered into employment agreement with the Company. All of our officers and directors serve the Company as independent unpaid contractors until the corporation is able to raise sufficient capital to offer full time employment.

Board of Directors

Our directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal. Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Such newly elected director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal.

Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any officer appointed by the chairman may be removed at any time by the board of directors or the chairman. Any officer may resign at any time by giving written notice of his resignation to the chairman or to the secretary. Any vacancy occurring in any office of chairman of the board, president, vice president, secretary or treasurer shall be filled by the board of directors. Any vacancy occurring in any other office may be filled by the chairman.

Director Independence

We currently have no independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;
•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

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•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or
•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Board Committees

Our Board of Directors has no separate committees and our Board of Directors acts as the audit committee and the compensation committee. We do not have an audit committee financial expert serving on our Board of Directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a Code of Ethics that applies to directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

We have posted a copy of our Code of Ethics on the SEC’s website.

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EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to our executive officers for all services rendered in all capacities to us in fiscal years 2011 and 2012.  These executive officers are referred to as the “named executive officers” throughout this Registration Statement.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we pay or award to our named executive officers for fiscal years 2011 and 2012.

			All Other
Name and Principal		Salary	Compensation		Total
Position	Year	($)	($)		($)
Anamaria Pruteanu	2011	0	7,500	(1)	7,500
Chief Executive Officer
	2012	0	0		0

Michel J. Freni	2011	0	7,500	(2)	7,500
President, Chief Financial Officer, and Chairman of the Board
	2012	0	0		0

Sherry Li	2011	0	67.50	(3)	67.50
Vice President and Director
	2012	0	0		0

(1)

On November 11, 2011, we issued 7,500,000 shares of our common stock to Ms. Pruteanu as founders shares, valued at par value of $0.001 per share, which was also the fair value of our stock at the time of incorporation.

(2)	On November 11, 2011, we issued 7,500,000 shares of our common stock to Mr. Freni as founders shares, valued at par value of $0.001 per share, which was also the fair value of our stock at the time of incorporation.
(3)	On November 11, 2011, we issued 15,000 shares of common stock as a signing bonus for joining the Company. The stock issued had a grant date fair value of $67.50, or $0.0045 per share, calculated and recorded in our financial statements in accordance with FASB ASC Topic 718. The fair value was based on last sale price of our common stock issued to third-party providers for services rendered to our Company.

Outstanding Equity Awards at Fiscal Year-End Table

We had no outstanding equity awards as of the end of fiscal years 2011 and 2012.

Employment Agreements

As of the date of this Registration Statement, we had no employment agreements with any of our named executive officers or directors.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

On October 22, 2011, we entered into the Management agreement with Key Media, to provide us with consulting services in connection with the operation of the businesses of the Company. Key Media’s principal is Michel J. Freni, our Chairman and President. We have agreed to pay Key Media an annual non-recoupable fee of 120,000 € (or approximately$153,300), payable in one or more installments. The first payment due to Key Media will be payable no later than after we are able to successfully become a publicly reporting company, as well as our ability to raise in excess of $1,000,000. We don’t expect the first payout to be in the next 12 months. We consider our commitment to pay Key Media for consulting services as executive compensation to Michel J. Freni, our Chairman and President.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors does not have a compensation committee and the entire Board of Directors performs the functions of a compensation committee.

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Mr. Freni, the Chairman of our Board of Directors and President and Chief Executive Officer of our Company, also currently serves as President of BoardPower Inc., and is a Founder and Chairman of the Board of AmKoDiA (American Korean Digital Avenue), a privately held entrepreneurial start-up fund.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 5, 2013 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated:

Name of Beneficial Owner and Address (1)	Amount and Nature of Beneficial Ownership		Percent of Common Stock (2)
Anamaria Pruteanu	7,500,000		39.01%

Michael J. Freni	7,500,000		39.01%

Sherry Li	15,000	(4)	*

Key Media Management	4,050,000		21.07%

All directors and executive officers as a group	15,015,000		78.10%

* denotes less than 1% ownership.

(1) Unless otherwise noted, the address of each beneficial owner is c/o Powerstorm Capital Corp 231 Rosecrans Avenue, Suite 4265, El Segundo, CA 90245.

(2) Based on 19,226,000 shares of common stock issued and outstanding as of February 5, 2013. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3) Key Media Management’s principal is Michel J. Freni, who has sole voting and investment control over the shares.

(4) Issued to Sherry Li as a signing bonus for joining the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On November 27, 2011, we issued 3,630,000 shares of our common stock to Key Media for payments made on behalf of the Company, amounting to $16,398 for reimbursement of expenses paid on behalf of the Company and for assets purchased for the Company. Key Media is owned by our Chairman, Michel Freni. The price of the Shares in this Offering is higher than the price paid by Key Media.

On October 15, 2012, we issued 420,000 shares of our common stock to Key Media for payments made on behalf of the Company, amounting to $42,000 for reimbursement of expenses paid on behalf of the Company and for assets purchased for the Company.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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Anslow & Jaclin, LLP located at 195 Route 9 South, Manalapan, New Jersey 07726 will pass on the validity of the common stock being offered pursuant to this registration statement.

EXPERTS

Our audited financial statements as of December 31, 2011 and for the period from October 10, 2011 (Inception) to December 31, 2011 appearing in this prospectus and registration statement have been audited by GBH CPAs, PC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

All of our filings with the SEC are available to the public at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. State that the public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site ( http://www.sec.gov ).

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POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet as of December 31, 2011	F-3

Statement of Operations for the period from October 10, 2011 (Inception) through December 31, 2011	F-4

Statement of Changes in Stockholders’ Equity for the period from October 10, 2011 (Inception) to December 31, 2011	F-5

Statement of Cash Flows for the period from October 10, 2011 (Inception) to December 31, 2011	F-6

Notes to the Financial Statements	F-7

Balance Sheets as of September 30, 2012 and December 31, 2011 (Unaudited)	F-10

Statements of Operations for the Three and Nine Months Ended September 30, 2012 and for the period from October 10, 2011 (Inception) through September 30, 2012 (Unaudited)	F-11

Statements of Changes in Stockholders’ Equity (Deficit) for the period from October 10, 2011 (Inception) through September 30, 2012 (Unaudited)	F-12

Statements of Cash Flows for the Nine Months Ended September 30, 2012 and for the period from October 10, 2011 (Inception) through September 30, 2012 (Unaudited)	F-13

Notes to the Financial Statements (Unaudited)	F-14

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Powerstorm CapitalCorp.

(a development stage company)

El Segundo, California

We have audited the balance sheet of Powerstorm Capital Corp. (a development stage company) (the “Company”) as of December 31, 2011 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from October 10, 2011 (inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform each audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Powerstorm Capital Corp. as of December 31, 2011, and the results of its operations and its cash flows for the period from October 10, 2011 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has an accumulated deficit as of December 31, 2011, limited liquidity and has not completed its efforts to establish a source of revenues sufficient to cover operating costs for the next twelve-month period, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
October 10, 2012

F-2

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

Balance Sheet

December 31, 2011
ASSETS
CURRENT ASSETS
Prepaid expenses	$2,800
Total current assets	2,800

Trademarks	2,925
Deposits	1,400
TOTAL ASSETS	$7,125

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,075
TOTAL LIABILITIES	1,075

Commitments and contingencies	-

SHAREHOLDERS' EQUITY
Preferred stock, par value $0.01 per share, 5,000,000, shares authorized none issued and outstanding	-
Common stock, par value $0.001 per share, 300,000,000 shares authorized; 18,655,000 shares issued and outstanding	18,655
Additional paid-in capital	12,856
Deficit accumulated during the development stage	(25,461)
TOTAL SHAREHOLDERS' EQUITY	6,050

TOTAL LIABILITES ANDSHAREHOLDERS' EQUITY	$7,125

The accompanying notes are an integral part of these financial statements.

F-3

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

Statement of Operations

From October 10, 2011 (Inception) to December 31, 2011

REVENUES	$-

OPERATING EXPENSES:
General and administrative	25,461
Total operating expenses	25,461

Loss from operations	(25,461)

NET LOSS	$(25,461)

Basic and diluted loss per common share	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	10,647,927

The accompanying notes are an integral part of these financial statements.

F-4

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

Statement of Changes in Stockholders’ Equity

						Deficit
						Accumulated
					Additional	During the
	Common Stock		Preferred Stock		Paid-In	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total
Balances – October 10, 2011 (Inception)	-	$-	-	$-	$-	$-	$-
Founder shares issued	15,000,000	15,000	-	-	-	-	15,000
Common stock issued for services	25,000	25	-	-	88	-	113
Common stock issued for reimbursements	3,630,000	3,630	-	-	12,768	-	16,398
Net loss	-	-	-	-	-	(25,461)	(25,461)
Balances – December 31, 2011	18,655,000	$18,655	-	$-	$12,856	$(25,461)	$6,050

The accompanying notes are an integral part of these financial statements.

F-5

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

Statement of Cash Flows

From October 10, 2011 (Inception) to December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,461)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share-based compensation	15,113
Shares issued for expenses incurred	9,273
Net changes in operating assets and liabilities:
Accounts payable	1,075

Net cash provided by (used in) operating activities	-

Net change in cash and cash equivalents	-
Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$-

Supplemental disclosure of cash flow information:
Cash paid during the period for :
Interest	$-
Income taxes	-

Non-cash investing and financing activities:
Shares issued for prepaid expenses	$2,800
Shares issued for trademarks	$2,925
Shares issued for other assets	$1,400

The accompanying notes are an integral part of these financial statements.

F-6

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – GENERAL ORGANIZATION AND BUSINESS OPERATIONS

Powerstorm Capital Corp. (the “Company”) is a development stage company incorporated in Delaware on October 10, 2011 and is located in El Segundo, California. The Company was formed solely for the purpose of identifying and entering into business acquisitions within the telecommunications infrastructure space. To date, the Company has not entered into any discussions or negotiations with any companies it would intend to acquire. The Company’s management intends to focus on targets located primarily in Asia, South America, and Western and Eastern Europe, as they believe that businesses with operating history and growth potential in these locations would benefit significantly from our consulting services in a wide range of markets and may offer the potential for capital appreciation stemming from the economic growth in such emerging markets.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements as of December 31, 2011 and for the period from October 10, 2011 (inception) to December 31, 2011 have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). In the opinion of management, these financial statements include all adjustments, which, unless otherwise disclosed, are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented.

Development Stage Activities

The Company is presently in the development stage with no revenue. Accordingly, all of the Company’s operating results and cash flows reported in the accompanying financial statements are considered to be those arising from the development stage activities and represent the ‘cumulative from inception’ amounts from its development stage activities.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Intangible Assets

The Company’s intangible assets consist of trademarks, which are carried at their amortized costs. The Company capitalizes the filing and legal fees related to the trademark registrations, which totaled $2,925 as of December 31, 2011. For the period from October 10, 2011 (inception) to December 31, 2011, the Company did not record any trademark amortization as the trademarks have not been approved prior to December 31, 2011.

The Company reviews its intangible assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. The Company assesses recoverability by reference to future cash flows from the products underlying these intangible assets. If these estimates change in the future, the Company may be required to record impairment charges for these assets. As of December 31, 2011, no impairment was recorded.

F-7

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company uses the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management’s assessment as to their realization.

Stock-Based Compensation

The Company expenses the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the service period, in accordance with FASB ASC Topic 718.

Equity instruments issued to parties other than employees for acquiring goods or services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

Net Loss per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the diluted weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. There were no potentially dilutive securities outstanding as of December 31, 2011.

Subsequent Events

The Company evaluated all transactions from December 31, 2011 through October 3, 2012, the financial statement issuance date, for subsequent event disclosure.

New Accounting Pronouncements

The Company does not expect adoption of the new accounting pronouncements will have a material effect on the Company’s financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements were prepared in conformity with US generally accepted accounting principles, which contemplates continuation of the Company as a going concern and depends upon the Company’s ability to establish itself as a profitable business. The Company is a development stage company and has incurred an accumulated loss of $25,461 since inception. The Company has working capital of $1,725, which is not sufficient to finance its business plan for the next twelve months. Due to the start-up nature of the Company, the Company expects to incur additional losses in the immediate future. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.  To date, the Company’s founders have provided funding for operations until the Company raises sufficient capital to provide for the first-year operating expenses.

The Company is planning to obtain financing either through the issuance of equity or debt. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital through other sources.

NOTE 4 – RELATED PARTY TRANSACTIONS

On November 11, 2011, an aggregate of 15,000,000 shares of common stock were issued to the Company’s founders for services rendered. These shares were valued and recorded to expense at their par value of $15,000. No proceeds were received for the shares.

F-8

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

During the period from October 10, 2011 to December 31, 2011, the Company issued a total of 3,630,000 shares of common stock to Keymedia Management for payments made on behalf of the Company, amounting to $16,398 for reimbursement of expense paid on behalf of the Company and for assets purchased for the Company. Mr. Freni, President and Chairman of the Company’s Board of Directors, serves as President at Keymedia Management.

NOTE 5 – INCOME TAXES

No provision for federal income taxes has been recognized for the period from October 10, 2011 (inception) to December 31, 2011, as the Company incurred a net operating loss for income tax.

The Company has tax losses that may be applied against future taxable income. The potential tax benefits arising from these loss carryforwards, which expire beginning the year 2031, are offset by a valuation allowance due to the uncertainty of profitable operations in the future. During the period from October 10, 2011(inception) to December 31, 2011, the Company had operating losses of $25,461. The statutory tax rate for fiscal 2011 is 15%.

Tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 2011 is presented below:

Deferred tax asset	$8,911
Less: valuation allowance	(8,911)
Net deferred tax asset	$-

NOTE 6 – COMMITMENTS AND CONTINGENCIES

On December 13, 2011, the Company entered into a lease agreement with a third party for renting office premises. The lease commencement date was January 1, 2012. The lease term ends on December 31, 2013, with an option to extend the term for two years. The Company will pay $1,190 per month from January 1, 2012 through December 31, 2012 and $1,226 per month from January 1, 2013 through December 31, 2013.

NOTE 7 – EQUITY

The Company is authorized to issue 305,000,000 shares of capital stock. These shares are divided into two classes with 300,000,000 shares designated as common stock at $0.001 par value and 5,000,000 shares designated as preferred stock at $0.01 par value.

On November 11, 2011, the Company issued an aggregate of 15,000,000 shares of common stock to its founders at par value of $0.001 per share.

Since October 10, 2011 (inception) through December 31, 2011:

-	the Company issued an aggregate of 25,000 shares of its common stock to one of its executive officers and a third party vendor for services provided to the Company. These shares were recorded at their fair value of $113.

-	the Company issued a total of 3,630,000 shares of common stock to Key Media Management for payments made on behalf of the Company. These shares were valued at the fair value of the expense reimbursement and assets purchased of $16,398.

NOTE 8 - SUBSEQUENT EVENTS

During the three and six months ended June 30, 2012, a related party entity made total payments of $15,557 and $31,944, respectively, to several of the Company's vendors on behalf of the Company. The Company's President and Chairman of the Board of Directors serves as the president of this related party entity. The advances are due on demand and bear no interest. As of June 30, 2012 and December 31, 2011, the Company owed this related party entity $31,944 and $0, respectively.

During the six months ended June 30, 2012, the Company issued 100,000 shares of its common stock to third-party investors for cash proceeds of $10,000.

During the six months ended June 30, 2012, the Company issued 51,000 shares of common stock to third-party providers for legal and consulting services received. These shares were valued at their fair value of $5,100.

F-9

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

Balance Sheets

(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS
Cash	$990	$-
Prepaid expenses	606	2,800
Total current assets	1,596	2,800

Furniture and office equipment, net	5,507	-
Trademarks	4,150	2,925
Deposits	1,400	1,400

TOTAL ASSETS	$12,653	$7,125

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$2,050	$1,075
Advances from related party	39,065	-
Total liabilities	41,115	1,075

Commitments and contingencies

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.01 per share, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, par value $0.001 per share, 300,000,000 shares authorized; 18,806,000 and 18,655,000 shares issued and outstanding	18,806	18,655
Additional paid-in capital	27,805	12,856
Deficit accumulated during the development stage	(75,073)	(25,461)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(28,462)	6,050

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$12,653	$7,125

The accompanying notes are an integral part of these unaudited financial statements.

F-10

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

Statements of Operations

(Unaudited)

	Three Months	Nine Months	From October 10,
	Ended	Ended	2011
	September 30, 2012	September 30, 2012	(Inception) Through September 30, 2012

REVENUES	$-	$-	$-

OPERATING EXPENSES:
General and administrative	12,321	48,977	74,438
Depreciation expense	238	635	635

Total operating expenses	12,559	49,612	75,073

Loss from operations	(12,559)	(49,612)	(75,073)

NET LOSS	$(12,559)	$(49,612)	$(75,073)

Loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	18,806,000	18,732,453

The accompanying notes are an integral part of these unaudited financial statements.

F-11

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

Statements of Changes in Stockholders’ Equity (Deficit)

(Unaudited)

						Deficit
						Accumulated
					Additional	During the
	Preferred Stock		Common Stock		Paid-In	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total
Balances – October 10, 2011 (Inception)	-	$-	-	$-	$-	$-	$-

Founder shares issued	-	-	15,000,000	15,000	-	-	15,000

Common stock issued for services	-	-	25,000	25	88	-	113

Common stock issued for reimbursements	-		3,630,000	3,630	12,768	-	16,398

Net loss	-	-	-	-	-	(25,461)	(25,461)

Balances – December 31, 2011	-		18,655,000	18,655	12,856	(25,461)	6,050

Common stock issued for services	-	-	51,000	51	5,049	-	5,100

Common stock issued for cash	-		100,000	100	9,900	-	10,000

Net loss	-	-	-	-	-	(49,612)	(49,612)

Balances – September 30, 2012	-	$-	18,806,000	$18,806	$27,805	$(75,073)	$(28,462)

The accompanying notes are an integral part of these unaudited financial statements.

F-12

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30, 2012	From October 10, 2011 (Inception) Through September 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(49,612)	$(75,073)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	7,900	32,286
Depreciation expense	635	635
Net changes in operating assets and liabilities:
Prepaid expenses	(606)	(606)

Accounts payable	975	2,050
Net cash used in operating activities	(40,708)	(40,708)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(6,142)	(6,142)
Acquisition of trademarks	(1,225)	(1,225)
Net cash used in investing activities	(7,367)	(7,367)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuances of common stock for cash	10,000	10,000
Advances from related party	39,065	39,065
Net cash provided by financing activities	49,065	49,065

Net change in cash	990	990
Cash at beginning of period	-	-
Cash at end of period	$990	$990

Supplemental disclosure of cash flows information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	-	-

Non-cash investing and financing activities:
Shares issued for capitalized trademarks	$-	$2,925
Shares issued for other assets	-	1,400

The accompanying notes are an integral part of these unaudited financial statements.

F-13

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – GENERAL ORGANIZATION AND BUSINESS OPERATIONS

Powerstorm Capital Corp. (the “Company”) is a development stage company incorporated in Delaware on October 10, 2011 and is located in El Segundo, California. The Company was formed for the purpose of consulting within the telecommunications infrastructure space, sourcing and operating telecommunications infrastructure equipment, and assisting emerging telecommunications operations with repair and maintenance services. The Company’s management intends to focus on providing services to consumers located primarily in Asia, South America, and Western and Eastern Europe, as it believes that businesses with operating history and growth potential in these locations would benefit significantly from our consulting services in a wide range of markets and may offer the potential for capital appreciation stemming from the economic growth in such emerging markets.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements as of September 30, 2012, for the three and nine months ended September 30, 2012 and for the period from October 10, 2011 (inception) through September 30, 2012 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and on the same basis as the annual audited financial statements. In the opinion of management, these financial statements include all adjustments, which, unless otherwise disclosed, are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented.

The results for interim periods are not necessarily indicative of results for the entire year. The balance sheet at December 31, 2011 has been derived from audited financial statements; however, the notes to the financial statements do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying unaudited interim financial statements should be read in conjunction with the financial statements and notes thereto for the period from October 10, 2011 (inception) to December 31, 2011 included elsewhere in this prospectus.

Development Stage Activities

The Company is presently in the development stage, with no revenues. Accordingly, all of the Company’s operating results and cash flows reported in the accompanying financial statements are considered to be those arising from the development stage activities and represent the ”cumulative from inception” amounts from its development stage activities.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Intangible Assets

The Company’s intangible assets consist of trademarks with an indefinite life. The Company capitalizes the filing and legal fees related to the trademark registrations, which totaled $4,150 and $2,925 as of September 30, 2012 and December 31, 2011, respectively. The Company reviews its indefinite-lived intangible assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. The Company assesses recoverability by reference to future cash flows from the products underlying these intangible assets. If these estimates change in the future, the Company may be required to record impairment charges for these assets. As of September 30, 2012, no impairment was recorded.

F-14

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Furniture and Office Equipment

Furniture and office equipment is stated at cost and depreciated using the straight-line method over 7 years, the estimated life of the asset. Computers and software developed or obtained for internal use are depreciated using the straight-line method over the estimated useful life of 5 years. Repairs and maintenance are charged to expense as incurred.

Income Taxes

The Company uses the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management’s assessment as to their realization.

Stock-Based Compensation

The Company expenses the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the service period, in accordance with FASB ASC Topic 718.

Equity instruments issued to parties other than employees for acquiring goods or services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

Net Loss per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the diluted weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. There were no potentially dilutive securities as of September 30, 2012.

New Accounting Pronouncements

The Company does not expect adoption of the new accounting pronouncements will have a material effect on the Company’s financial statements.

Subsequent Events

The Company evaluated all transactions from September 30, 2012 through February 5, 2013, the financial statement issuance date for subsequent event disclosure.

NOTE 3 – GOING CONCERN

The accompanying financial statements were prepared in conformity with U.S. generally accepted accounting principles, which contemplates continuation of the Company as a going concern and depends upon the Company’s ability to establish itself as a profitable business. The Company is a development stage company and has incurred an accumulated loss of $75,073 since inception. The Company has negative working capital of $39,519, which is not sufficient to finance its business plan for the next twelve months. Due to the start-up nature of the Company, the Company expects to incur additional losses in the immediate future. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. To date, the Company’s founders have provided funding for operations until the Company raises sufficient capital to provide for the first-year operating expenses.

F-15

POWERSTORM CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

The Company is planning to obtain financing either through the issuance of equity or debt. To the extent that funds generated from any private placements, public offerings, and/or bank financings are insufficient, the Company will have to raise additional working capital through other sources.

NOTE 4 – FURNITURE AND OFFICE EQUIPMENT, NET

	September 30, 2012	December 31, 2011
Furniture and equipment	$4,830	$-
Computer and software	1,312	-
Accumulated depreciation	(635)	-
Furniture and office equipment, net	$5,507	$-

During the three and nine months ended September 30, 2012, depreciation expense was $238 and $635, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the three and nine months ended September 30, 2012, a related party entity made total payments of $7,121 and $39,065, respectively, to several of the Company’s vendors on behalf of the Company. The Company’s President and Chairman of the Board of Directors serves as the president of this related party entity. The advances due on demand and bear no interest. As of September 30, 2012 and December 31, 2011, the Company owed this related party entity $39,065 and $0, respectively.

NOTE 6 – EQUITY

During the nine months ended September 30, 2012, the Company issued 100,000 shares of its common stock to third-party investors for cash proceeds of $10,000.

During the nine months ended September 30, 2012, the Company issued 51,000 shares of common stock to third-party providers for legal and consulting services received. These shares were valued at their grant date fair value of $5,100.

NOTE 7 – SUBSEQUENT EVENTS

On October 15, 2012, the Company issued a total of 420,000 shares of common stock to a related party entity for payments made on behalf of the Company. These shares were valued at their fair value of the expense reimbursement and assets purchased of $42,000.

F-16

130,000 SHARES OF COMMON STOCK

POWERSTORM CAMPITAL CORP.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is February __, 2013

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee*	$1.49
Federal Taxes*	$-
State Taxes and Fees*	$-
Transfer Agent Fees*	$1,500
Accounting fees and expenses*	$15,000
Legal fees and expense*	$25,000
Blue Sky fees and expenses*	$-
Miscellaneous*	$-
Total*	$41,501.49

*Estimated

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

(a)        The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a Director or officer of the Company or is or was serving at the request of the Company as a director, officer or fiduciary of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. The right to indemnification conferred in this Bylaw shall be a contract right. Except as provided in paragraph (c) of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify a person in connection with a proceeding initiated by such person or a claim made by such person against the Company only if such proceeding or claim was authorized in the specific case by the Board of Directors of the Company.

(b)         Subject to applicable law, the Company shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that if and to the extent required by law the payment of expenses incurred by any person covered hereunder in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the affected person to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Bylaw or otherwise.

(c)          If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Bylaw is not paid in full within thirty days, or such other period as might be provided pursuant to contract, after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim or may seek whatever other remedy might be provided pursuant to contract. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. If successful in whole or in part, claimant shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. Neither the failure of the Company (including its Directors, independent legal counsel or shareowners) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Company (including its Directors, independent legal counsel or shareowners) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d)         Any determination regarding whether indemnification of any person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of Delaware shall be made in accordance with the applicable provisions of Section 145 of the General Corporation Law of Delaware.

(e)         The Company may, but shall not be required to, indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person.

(f)         The rights conferred on any person by this Bylaw shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareowners or disinterested Directors or otherwise.

(g)         Any repeal or modification of the foregoing provisions of this Bylaw shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to or at the time of such repeal or modification for which indemnification or advancement of expenses is sought.

(h)         The Company’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Delaware on October 10, 2011. In connection with incorporation, we issued 15,000,000 shares of common stock to our founders. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On October 22, 2011, the Company entered into the Management Agreement. In connection with the Management Agreement, the Company issued 3,630,000 shares of common stock to Key Media for its services on October 27, 2011. These shares were issued in reliance on the exemption under Section 4(2) of the Act. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On October 28, 2011, the Company retained Anslow& Jaclin, LLP with respect to the preparation, execution and consummation of the self-filing process. In connection with retainer, the Company agreed to issue a total of 30,000 shares of common stock to Anslow& Jaclin, LLP for its legal services. These shares were issued in reliance on the exemption under Section 4(2) of the Act. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On November 11, 2011, the Company issued a total of 15,000 shares to Sherry Li as a signing bonus for joining the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Act. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On June 30, 2012, the Company sold through Regulation D Rule 506 offering a total of 100,000 shares of common stock to 20 investors, at a price per share of $0.10 for an aggregate offering price of $10,000. These shares were issued in reliance on the exemption under Section 4(2) of the Act. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

On March 31, 2012, we issued 31,000 shares to Victoria Burlacu in exchange for marketing and sales advisory services. These shares were issued in reliance on the exemption under Section 4(2) of the Act. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1 (1)	Articles of Incorporation
3.2 (1)	By-Laws
5.1 (2)	Opinion of Anslow & Jaclin, LLP
10.1 (1)	Management Agreement by and between Powerstorm Capital Corp. and Key Media Management, Inc., dated October 22, 2011.
14.1 (1)	Code of Ethics
23.1 (2)	Consent of Independent Registered Public Accounting Firm
23.2 (2)	Consent of Counsel (included in Exhibit 5.1, hereto)

(1)	Filed with the Securities and Exchange Commission on October 10, 2012 as an exhibit to the Registrant’s registration statement on Form S-1, which exhibit is incorporated herein by reference.
(2)	Filed herewith.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereonto duly authorized on this 6 day of February, 2013.

POWERSTORM CAPITAL CORP.

By:	/s/Anamaria Pruteanu
Anamaria Pruteanu
Chief Executive Officer

By:	/s/Michel Freni
Michel Freni
President, Chief Financial Officer, and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Anamaria Pruteanu	Chief Executive Officer	February 6, 2013
AnamariaPruteanu

/s/Michel Freni	President, Chief Financial Officer, Principal	February 6, 2013
Michel Freni	Accounting Officer and Director

/s/Sherry Li	Vice President and Director	February 6, 2013
Sherry Li